                                                                    EXHIBIT 99.1


                AMEDISYS REPORTS SECOND QUARTER FULLY-TAXED NET
                              INCOME OF $1,660,000

                       COMPANY TO HOST CONFERENCE CALL ON
                      THURSDAY, AUGUST 8, 2002 AT 11:00 EDT

BATON ROUGE, Louisiana (August 7, 2002) - Amedisys, Inc. (NasdaqSC: "AMED"), one of America's leading home health nursing companies, today reported its financial results for the second quarter and first half of 2002.

For the three months ended June 30, 2002, revenues increased 21% to $32.9 million, compared with $27.2 million in the second quarter of 2001. Pretax income improved to $2,646,000 in the most recent quarter, versus a pretax income from continuing operations of $1,179,000 in the prior-year period. Net income of $1,660,000, or $0.17 per diluted share, in the second quarter of 2002 compared favorably with net income from continuing operations of $1,179,000, or $0.15 per diluted share, in the corresponding period of the previous year.

The Company accrued income taxes of $986,000 (an effective rate of 37%) in the quarter ended June 30, 2002, whereas no income tax expense was recorded in the year-earlier quarter. As previously reported, Amedisys, Inc. will be recording income tax expense at an expected annual rate of approximately 38% for the balance of fiscal 2002.

For the six months ended June 30, 2002, revenues increased 31% to $64.7 million, compared with $49.4 million in the corresponding period of 2001. Pretax income improved to $5,210,000 in the most recent period, when compared with a pretax income from continuing operations of $770,000 in the prior-year period. Net income totaled $5,662,000, or $0.63 per diluted share, in the six months ended June 30, 2002 compared with net income from continuing operations of $770,000, or $0.10 per diluted share, in the corresponding period of the previous year. The Company recorded an income tax benefit of $452,000 for the six months ended June 30, 2002, whereas no income tax expense or benefit was recorded in the first half of 2001. During the six months ended June 30, 2002, the Company recorded the benefit of the elimination of the valuation allowance for net deferred tax assets and recorded income tax expense at the expected annual rate. Assuming an effective income tax rate of 38%, the Company would have reported net income of $3,230,000, or $0.36 per diluted share, for the six months ended June 30, 2002.

The significant improvement in revenues and profitability was primarily attributable to growth in admissions, increased reimbursement from Medicare resulting from price increases in April 2001 and October 2001, and contributions from acquisitions completed since January 1, 2001.

"Amedisys, Inc. has continued to make excellent progress in a number of areas, and we are pleased with the continued improvement in our Company's financial performance during the first half of 2002," stated William F. Borne, Chief Executive Officer of Amedisys, Inc. "The Corpus Christi acquisition, completed on April 1, has performed well to date and, with the recently announced acquisition of Baylor All Saints Home Care in Fort Worth, emphasizes our focus on further penetration into the Texas market. We are continuing our evaluation of several potential acquisitions at this time, although they are not yet to the point where we feel comfortable announcing details."

"Towards the end of our second quarter and continuing through July, the Company has experienced a slowdown in admission growth in certain markets," continued Borne. "In response to this issue, management has completed a realignment of the sales organization, which we believe will address this slowdown and contribute to the ongoing growth and vitality of Amedisys, Inc. However, should this trend continue, it would have an impact on the internal growth rate previously communicated and on future operating results."

"Our substantial balance sheet improvement has continued during the most recent quarter, most notably with the completion of the private placement on April 26, 2002. Stockholder's Equity totaled $20.6 million at June 30, 2002, compared with $3.3 million at the end of 2001."

"Through continued improvement in receivable collections and ongoing scheduled principal payments, total debt has been reduced to $26.5 million at June 30, 2002 compared with $40.0 million at December 31, 2001, and the Company's cash balance at quarter-end stood at $9.9 million."

"The Company previously advised that it would apply for extended payment terms on over $7 million of Medicare cost report liabilities primarily attributable to a one-time special payment enacted through legislation," continued Borne. "Given the published conditions under which such requests will be granted, and the fact that several approvals from the appropriate fiscal intermediary have now been received, we consider it appropriate to reflect approximately $5.6 million of these liabilities as long-term. After consultation with our newly appointed independent auditors, we have also changed the presentation of the remaining short-term Medicare liabilities, reflecting these as current liabilities rather than as an offset against patient accounts receivable. We believe this change will assist investors in their analysis of the Company."

"Further, Amedisys, Inc. has renegotiated an extension in the maturity of its Note Payable to NPF Capital, Inc., from December 2003 to June 2005."

"As a result of the significant balance sheet changes outlined above, we are pleased to report that, at June 30, 2002, the Company had positive working capital for the first time since 1997, and that Stockholder's Equity now exceeds net debt (total debt including capital leases less cash)."

"Our stated objective has been to secure a listing on The Nasdaq National Market later in the year, and the Company intends to make a formal application for such listing shortly after the filing of our 10-Q for the June Quarter. If successful, this should further expand recognition of Amedisys within the investment community," concluded Borne.

THE COMPANY WILL PROVIDE FURTHER INFORMATION TOMORROW ON THESE RESULTS DURING A TELECONFERENCE CALL THAT IS SCHEDULED FOR 11:00 A.M. EDT ON AUGUST 8, 2002. TO ACCESS THIS CALL, PLEASE DIAL 800-915-4836. FOR INTERNATIONAL PARTICIPANTS, PLEASE DIAL

973-317-5319. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE UNTIL AUGUST 15, 2002, BY DIALING 973-709-2089. THE ACCESS CODE IS #252438 FOR THE REPLAY.

Amedisys, Inc., a leading multi-regional provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. Its common stock trades on The Nasdaq SmallCap Market under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

                    For further information, please contact:

             Greg Browne, Chief Financial Officer at (225) 292-2031
                                       or
    RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893
                       or via e-mail at info@rjfalkner.com



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                         AMEDISYS, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF
                     OPERATIONS FOR THE THREE AND SIX MONTHS
                          ENDED JUNE 30, 2002 AND 2001
           (UNAUDITED, DOLLAR AMOUNTS IN 000'S, EXCEPT PER SHARE DATA)

                                                             Three months ended                 Six months ended
                                                       June 30, 2002    June 30, 2001    June 30, 2002    June 30, 2001
                                                       -------------    -------------    -------------    -------------
Income:
Service revenue                                        $      32,854    $      27,198    $      64,704    $      49,370
Cost of service revenue                                       14,573           12,157           28,442           21,924
                                                       -------------    -------------    -------------    -------------
     Gross Margin                                             18,281           15,041           36,262           27,446
                                                       -------------    -------------    -------------    -------------
General and administrative expenses:
Salaries and benefits                                          9,637            7,560           19,068           14,202
Other                                                          5,679            5,671           11,236           11,313
                                                       -------------    -------------    -------------    -------------
     Total general and administrative expenses                15,316           13,231           30,304           25,515
                                                       -------------    -------------    -------------    -------------
           Operating income                                    2,965            1,810            5,958            1,931

Other income and expense:
Interest income                                                   24               99               42              254
Interest expense                                                (420)            (809)            (998)          (1,511)
Other income, net                                                 77               79              208               96
                                                       -------------    -------------    -------------    -------------
     Total other expense, net                                   (319)            (631)            (748)          (1,161)
                                                       -------------    -------------    -------------    -------------
Net income before income taxes and
discontinued operations                                        2,646            1,179            5,210              770

     Income tax expense (benefit)                                986               --             (452)              --
                                                       -------------    -------------    -------------    -------------

Net income before discontinued operations                      1,660            1,179            5,662              770

Income (loss) from discontinued operations, net of
   Income taxes                                                   --               78               --             (129)
                                                       -------------    -------------    -------------    -------------

Net income                                             $       1,660    $       1,257    $       5,662    $         641
                                                       =============    =============    =============    =============

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING               8,531            5,777            7,890            5,636

Basic income per common share:
    Net income before discontinued operations          $        0.19    $        0.20    $        0.72    $        0.13
    Income (loss) from discontinued
     operations, net of income taxes                              --             0.01               --            (0.02)
                                                       -------------    -------------    -------------    -------------
Net income                                             $        0.19    $        0.21    $        0.72    $        0.11
                                                       =============    =============    =============    =============

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             9,683            7,920            9,019            7,750

Diluted income per common share:
    Net income before discontinued operations          $        0.17    $        0.15    $        0.63    $        0.10
    Income (loss) from discontinued
     operations, net of income taxes                              --             0.01               --            (0.02)
                                                       -------------    -------------    -------------    -------------

Net income                                             $        0.17    $        0.16    $        0.63    $        0.08
                                                       =============    =============    =============    =============

                         AMEDISYS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 30, 2002 AND DECEMBER 31, 2001
                      (UNAUDITED, DOLLAR AMOUNTS IN 000'S)

                                                                               June 30, 2002    December 31, 2001
                                                                              ---------------   -----------------
CURRENT ASSETS:

Cash and Cash Equivalents                                                     $         9,921    $         3,515
Patient Accounts Receivable, Net of Allowance for Doubtful Accounts
   of $2,312 in June 2002 and $3,125 in December 2001                                  15,111             23,682
Prepaid Expenses                                                                        2,088                244
Deferred Income Taxes                                                                   1,965                 --
Inventory and Other Current Assets                                                      1,014                822
                                                                              ---------------    ---------------
          Total Current Assets                                                         30,099             28,263

Property and Equipment, net                                                             9,363             10,290
Other Assets, net                                                                      24,169             22,301
                                                                              ---------------    ---------------

          Total Assets                                                        $        63,631    $        60,854
                                                                              ===============    ===============

CURRENT LIABILITIES:

Accounts Payable                                                              $         1,793    $         2,440
Accrued Expenses:
     Payroll and Payroll Taxes                                                          6,330              6,798
     Insurance                                                                          1,862              1,881
     Income Taxes Payable                                                               1,034                930
     Legal Settlements                                                                    974              1,227
     Other                                                                              2,352              3,082
Notes Payable                                                                             457              9,305
Current Portion of Long-term Debt                                                       3,798              5,355
Current Portion of Obligations under Capital Leases                                     2,358              2,391
Current Portion of Medicare Liabilities                                                 6,146             13,214
                                                                              ---------------    ---------------
          Total Current Liabilities                                                    27,104             46,623

Long-term Debt                                                                          6,062              5,591
Obligations under Capital Leases                                                        2,080              3,208
Long-term Medicare Liabilities                                                          5,615                958
Deferred Income Taxes                                                                   1,134                 --
Other Long-term Liabilities                                                             1,016              1,099
                                                                              ---------------    ---------------
          Total Liabilities                                                            43,011             57,479
                                                                              ---------------    ---------------

Minority Interest in Consolidated Subsidiaries                                             66                 66
                                                                              ---------------    ---------------

STOCKHOLDER'S EQUITY:
Common Stock (9,007,458 Shares in June 2002 and
     7,178,152 Shares in December 2001)                                                     9                  7
Additional Paid-in Capital                                                             28,120             16,539
Treasury Stock (4,167 Shares of Common Stock in
     June 2002 and December 2001)                                                         (25)               (25)
Retained Earnings (Deficit)                                                            (7,550)           (13,212)
                                                                              ---------------    ---------------
     Total Stockholder's Equity                                                        20,554              3,309
                                                                              ---------------    ---------------
          Total Liabilities and Stockholder's Equity                          $        63,631    $        60,854
                                                                              ===============    ===============